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                                                                    EXHIBIT 10.4

                   SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

                AGREEMENT between DIEBOLD, INCORPORATED, an Ohio corporation (the "Company") and ROBERT W. MAHONEY (the "Executive"),
        WITNESSETH:

                                   RECITALS

        A. Executive is presently employed in a key executive position as the Company's President.

        B. The Company wishes to provide for the Executive a supplemental pension benefit upon the terms and conditions set forth in this Agreement.

        IT IS NOW THEREFORE agreed as follows:

        1. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

        1.1     "Retirement Plan" shall mean the
        Diebold Incorporated Retirement Plan for Salaried Employees-Plan No.
        001.

        1.2 "Committee" shall mean the Retirement Plan Committee as provided for in Article VIII of the Retirement Plan.

        1.3 "Final Average Compensation" shall have the same meaning as set forth in the Retirement Plan except that until Executive has received compensation for at least five (5) consecutive calendar years, Final Average Compensation shall be computed by (a) aggregating all compensation paid to the Executive during his employment by the Company and (b) dividing the aggregate compensation by the number of months during which the Executive was paid and (c) multiplying the result by 12.


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        1.4     "Benefit Service" shall have the same meaning accorded to such words in the Retirement Plan for vesting purposes.

        1.5 "Retirement Benefit" shall have the same meaning accorded to such words in the Retirement Plan.

        2.      SUPPLEMENTAL RETIREMENT BENEFIT

        2.1 AMOUNT OF BENEFIT. Upon termination of his employment with the Company for any reason, the Company agrees to pay to Executive a Supplemental Retirement Benefit equal to the difference between (a) the benefit he would be entitled to receive under the Retirement Plan if his years of Benefit Service under the Plan were increased by eleven
        (11) years, and (b) the actual Retirement Benefit he is entitled to receive under the Retirement Plan.

        2.2     COMPUTATION OF BENEFIT.  The Supplemental
        Retirement Benefit payable to the Executive hereunder shall be computed on the basis of the actuarial assumptions and optional forms of payment used for the computation of his Retirement Benefit under the Retirement Plan.

        2.3 METHOD OF PAYMENT. Such Supplemental Retirement Benefit shall be paid to the Executive or to his beneficiary in the same manner and at the same time as Retirement Benefits shall be paid under the Retirement Plan.

        3.     MISCELLANEOUS PROVISIONS

        3.1 ASSIGNMENT. This Agreement shall be binding upon the Company and Executive and their respective successors and assigns provided, however, that no rights of any kind under this Agreement shall, without the written consent

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        of the Company, be transferrable or assignable by the
        Executive or any other person or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind.

        3.2 INTERPRETATION. All questions of interpretation, construction or application arising under this Agreement shall be decided by the Committee whose decision shall be final and conclusive upon all persons.

        3.3 EXECUTIVE'S RIGHTS. Benefits payable under this Agreement shall be a general unsecured obligation of the Company to be paid by the Company from its own funds. Neither the Executive nor any beneficiary shall have any lien or security interest in any fund or assets of the Company provided, however, that the Company may, in its discretion, purchase an annuity contract or an insurance contract to discharge its obligations hereunder or create a reserve for the payment of such benefits.

        3.4     GOVERNING LAW.  This Agreement shall be
        construed in accordance with the laws of the State of Ohio.

Executed this 8th day of April, 1987.
                                                           DIEBOLD, INCORPORATED

                                            By: ________________________________
                                                                       "Company"


                                            ____________________________________
                                                               Robert W. Mahoney
                                                                     "Executive"